UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

SOFTECH, INC.

(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

59 Lowes Way, Suite 401, Lowell, MA 01851

(Address of principal executive offices and zip code)

Telephone (978) 513-2700

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On December 19, 2012, SofTech, Inc. issued a press release announcing its financial results for the quarter ended November 30, 2012. Pursuant to Item 2.02, a copy of the press release is hereby furnished to the Commission as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of SofTech, Inc. (the "Company") was held on December 19, 2012. At the meeting, Robert B. Anthonyson was elected as a director, to hold office until the Company's Annual Meeting of Stockholders in 2015 or until his successor is elected and qualified. The appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2013 was also ratified at the meeting.

The voting results of the director election and ratification proposal, which were described in more detail in the definitive proxy statement relating to the 2012 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on November 8, 2012, are set forth below.

Proposal No. 1 - Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert B. Anthonyson	706,357	6,169	185,911

Proposal No. 2 - Ratification of Independent Public Accountants

Description of Proposal	Votes For	Votes Against	Abstentions
To ratify the appointment of McGladrey LLP as SofTech, Inc.'s independent registered public accounting firm for the fiscal year ending May 31, 2013	851,455	342	46,640

Item 9.01.           Financial Statements and Exhibits.

(d)        Exhibits.

99.1     Press release of SofTech, Inc., dated December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTECH, INC.

Date: December 20, 2012

By: /s/ Joseph P. Mullaney

Joseph P. Mullaney

President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document
99.1	Press release of SofTech, Inc., dated December 19, 2012.